UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023 (August 31, 2023)

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Seventh Amendment to the existing Amended and Restated Credit Agreement

On August 31, 2023, NCR Corporation, a Maryland corporation (the “Company”), entered into that certain Seventh Amendment (the “Amendment”) to the Company’s existing amended and restated credit agreement, dated as of August 28, 2019 (as amended and as otherwise modified and in effect immediately prior to the effectiveness of the Amendment, the “Existing Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment amends the Existing Credit Agreement to, among other things, (i) permit the Company to separate into two independent, publicly traded companies through the previously announced spin-off of the Company’s ATM-focused businesses, and (ii) allow for the Company to undertake a series of internal reorganizations and other transactions related to the foregoing (the “Internal Reorganization”).

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment. The Amendment is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Fifth Amendment to the Receivables Purchase Agreement

On September 1, 2023, the Company entered into that certain Fifth Amendment to the Receivables Purchase Agreement (the “Fifth Amendment”) with NCR Receivables LLC, as seller, NCR Canada Receivables LP, as Canadian guarantor, NCR Canada Corp., as Canadian servicer, MUFG Bank, Ltd. and PNC Bank, National Association, as committed purchasers, Victory Receivables Corporation, as a conduit purchaser, PNC Bank, National Association, as group agent and as administrative agent, and PNC Capital Markets LLC, as structuring agent.

The Fifth Amendment was entered into in connection with the Internal Reorganization and, among other things, modifies certain terms in connection with the joinder of Cardtronics Canada Holdings Inc., an Alberta corporation (“CCHI”), as an originator under the Receivables Purchase Agreement.

Concurrently with the Company’s entry into the Fifth Amendment, CCHI entered into that certain Joinder and Amendment Agreement to the Canadian Purchase and Sale Agreement in order to, among other things, join CCHI as an originator under, and make certain related modifications to the terms of, the Canadian Purchase and Sale Agreement.

The foregoing summary of the Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fifth Amendment. The Fifth Amendment is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Seventh Amendment, dated as of August 31, 2023, among NCR Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2

Fifth Amendment to the Receivables Purchase Agreement, dated as of September 1, 2023, by and among NCR Corporation, as servicer, NCR Receivables LLC, as seller, NCR Canada Receivables LP, as Canadian guarantor, NCR Canada Corp., as Canadian servicer, MUFG Bank, Ltd. and PNC Bank, National Association, as committed purchasers, Victory Receivables Corporation, as a conduit purchaser, PNC Bank, National Association, as group agent and as administrative agent and PNC Capital Markets LLC, as structuring agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2023

NCR Corporation

By:	/s/ Timothy Oliver
Name:	Timothy C. Oliver
Title:	Senior Executive Vice President and Chief Financial Officer